UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) December 13, 2007

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13782	25-1615902
(Commission File Number)	(IRS Employer Identification No.)

1001 Airbrake Avenue Wilmerding, Pennsylvania	15148
(Address of Principal Executive Offices)	(Zip Code)

(412) 825-1000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

Effective December 13, 2007, the Board of Directors (the “Board”) of Westinghouse Air Brake Technologies Corporation (the “Company”) approved certain changes to the Company’s By-laws to allow the Company to issue shares of stock in the Company in either certificated or uncertificated form. The changes to the By-laws include:

Article V – Stock

•	Amended Section 1 to allow shares of stock of the Company to either be represented by certificates or to be uncertificated, to the extent described in Section 5 and Section 6 (as discussed below).

•

Revised Section 3 to allow the Company to issue a new certificate of stock or uncertificated shares in the place of any certificate previously issued by it that is alleged to have been lost, stolen or destroyed.

•

Eliminated from Section 4 the requirement that the Company issue a new certificate upon transfer of a certificate. Amended Section 4 to include a provision regarding the transfer of uncertificated shares.

•

Added a new Section 5 to allow all or part of the shares of stock of the Company to be uncertificated to the extent determined by the Board from time to time. In no event, however, will shares represented by a certificate be deemed uncertificated until the certificate is surrendered to the Company.

•

Added a new Section 6 to allow the Board (or an officer or other person designated by the Board) from time to time to make rules, policies and procedures as it, he or she may deem appropriate concerning the issue, transfer and registration of shares of stock of the Company, whether certificated or uncertificated.

•	Moved the original Section 5 entitled “Record Date” to a new Section 7.

•	Moved the original Section 6 entitled “Beneficial Owners” to a new Section 8.

The foregoing summary of such amendments is qualified in its entirety by reference to the complete text of the Company’s By-laws, as amended and restated effective December 13, 2007, filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Exhibit No.	Description
3.1	Westinghouse Air Brake Technologies Corporation Amended and Restated By-laws as of December 13, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTINGHOUSE AIR BRAKE TECHNOLOGIES CORPORATION

By:	/s/ Alvaro Garcia-Tunon
Alvaro Garcia-Tunon
Chief Financial Officer

Date: December 14, 2007

EXHIBIT INDEX

Number	Description	Method of Filing
3.1	Westinghouse Air Brake Technologies Corporation Amended and Restated By-laws as of December 13, 2007.	Filed herewith.